UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2009

GREEN BUILDERS, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	001-33408 (Commission File Number)	76-0547762 (IRS Employer Identification Number)

8121 Bee Caves Road Austin, Texas 78746 (Address of principal executive offices)
(512) 732-0932 (Registrant’s telephone number, including area code)

N/A
(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))
□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2009, Victor Ayad announced his resignation from his position as a member of the Board of Directors (the “Board”) of Green Builders, Inc. (the “Company”), to be effective immediately.   Mr. Ayad informed the Company that his resignation was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Mr. Ayad recently entered into a new business that may result in Mr. Ayad investing in real estate in the central Texas area and selling that real estate to home and commercial builders, such as the Company and the Company’s competitors.  Due to this new business opportunity for Mr. Ayad, Mr. Ayad and the Company felt it was in the best interest of the Company for him to resign from his position on the Board at this time.

Item 8.01   Other Events.

On April 28, 2009, the Company issued a press release announcing that its exchange listing compliance plan submitted on February 23, 2009 to the NYSE AMEX LLC (formerly the American Stock Exchange) has been accepted.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporate herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit	Description

99.1	Press Release dated April 28, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN BUILDERS, INC.
Dated: April 28, 2009	By:	/s/ Clark Wilson
Clark Wilson President and Chief Executive Officer